D a n z i g e r                            202 Bentworth Avenue
                &                          Toronto, Ontario
H o c h m a n                              M6A 1P8
--------------------------------------------------------------------------------
CHARTERED ACCOUNTANTS                      Tel: 416.730-8050 o Fax: 416.730-8382
                                           www.danzigerhochman.ca
                                           info@danzigerhochman.ca

September 30, 2002

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.
U.S.A. 20549

Dear Sirs/Mesdames:

Re: Innofone.com Incorporated

The applicable audited financial statements for the year ended June 30, 2002 are not yet available because we were unable to obtain timely information necessary to complete the audit prior to the September 30, 2002 filing date of Innofone.com, Incorporated Annual Report on Form 10-KSB.


Yours very truly,

DANZIGER & HOCHMAN



/s/ Gary Cilevitz


Gary Cilevitz, C.A.

GC/rb